AMENDMENT NO. 2
                                    TO
                       MASTER CONSULTING AGREEMENT


     THIS AMENDMENT is made and entered into this 3rd day of July, 1997, by and between NATIONSBANC SERVICES, INC., a North Carolina corporation ("NBSI"), and FINANCIAL SUPERMARKETS, INC., a Georgia corporation ("Company").

     WHEREAS, NBSI and Company are parties to a Master Consulting Agreement dated as of April 3, 1996, pursuant to which Company agreed to perform certain consulting services with respect to the establishment, design, construction, operation and marketing of the Banking Centers opened by NationsBank in Stores in the Geographic Area (the "Master Consulting Agreement"); and

     WHEREAS, the Master Consulting Agreement was subsequently modified by that certain Amendment No. 1 to Master Consulting Agreement dated August 15, 1996; and

     WHEREAS, NBSI, the Company and Winn-Dixie Stores, Inc. subsequently entered into that certain letter agreement dated March 4, 1997, in which the parties agreed to amend certain provisions contained in the Master Agreement between Winn-Dixie and NationsBank and the Master Consulting Agreement; and

     WHEREAS, the parties now desire to amend certain provisions of the Master Consulting Agreement as reflected in the letter agreement and as set forth herein;

     NOW, THEREFORE, in consideration of the premises set forth above and the mutual covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of all such consideration being hereby acknowledged, NBSI and Company agree as follows:

     1. SECTION 1.01. Section 1.01 of the Master Consulting Agreement is hereby amended in its entirety to read as follows:

     CONSULTING SERVICES PROVIDED. NBSI retains Company to provide such consulting services as may be requested by NBSI or any NBSI Affiliate from time to time during the term of this Agreement with respect to the establishment, opening, design, construction, operation, marketing and training related to the Banking Centers to be opened by NationsBank in the Geographic Area, and Company agrees to render such services if so requested. The general scope of Company's duties hereunder is to advise and consult with the officers and employees of NBSI Affiliates, as requested, in connection with the design, establishment, opening, construction, operation, marketing and training related to the Banking Centers.

     2. SECTION 1.03. A new Section 1.03 is hereby added to the Master Consulting Agreement as follows:

     OTHER CONTRACTORS. The Company acknowledges that NBSI and NationsBank have the continuing right and option to select contractors other than the Company to provide site preparation, construction, manufacturing and/or installation services for all Banking Centers after the first 40 (subject to the reasonable approval of Winn-Dixie) and that NBSI and its Affiliates may choose not to request any consulting services from the Company under this Agreement.

     3. SECTION 4.01. Section 4.01 of the Master Consulting Agreement is hereby amended in part by adding the following to the end of said
Section:

     If NBSI or any NBSI Affiliate requests any specific consulting services from the Company after the effective date of this Amendment, NBSI shall pay the Company a fee for such services in accordance with a schedule to be agreed upon in advance by the Company and NBSI. Such fees shall be in addition to the monthly retainer fee specified above which shall be payable whether or not the Company provides such services. The Company further acknowledges and agrees that there shall be no additional fees due in connection with the Company's handling and processing of any notices required to be given or otherwise sent to the Company under the Master Agreement between NationsBank and Winn-Dixie or the handling and processing of Lease Agreements. NBSI agrees to forward to FSI within ten days of execution copies of all Commencement Date Agreements entered into between Winn-Dixie and NBSI or any NBSI Affiliate.

     4. SECTION 4.02. Section 4.02 of the Master Consulting Agreement, as well as Exhibit B and Attachment A thereto, are hereby deleted in their entirety, and the Company hereby releases NBSI and NationsBank, N.A. from any and all liability for the fees referenced therein as they relate to Banking Centers 41 and beyond that are opened by NationsBank under the Master Agreement except with respect to expenses incurred by the Company in the amount of $24,648 with respect to such Banking Centers which have been paid concurrently with the execution of this Amendment.

     5.   SECTION 12.01.  Section 12.01 of the Master Consulting
Agreement is amended by deleting it in its entirety and inserting the following in lieu thereof:

          "12.01 The Company shall indemnify, defend, and hold harmless NBSI and the NBSI Affiliates and their respective officers, directors, employees, agents, successors and permitted assigns from and against any and all claims made, or asserted, or threatened by any third party and all related losses, expenses, damages, costs and liabilities, including reasonable attorneys' fees and expenses incurred in investigation or defense, arising out of or related to the

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
     following: (a) any act or omission by the Company or its employees and agents engaged by the Company in the performance of the Company's obligations under this Agreement; (b) any material breach in a representation, covenant or obligation of the Company contained in this Agreement; (c) the Company's relationship with its employees or agents or in its capacity as an employer; or (d) the Company's failure to comply with any federal, state, or local laws, statutes, regulations, rules, and ordinances, including but not limited to, non-compliance with regard to tax matters, hour and wage matters, employee benefit matters and employee law matters. If the Company provides any services as requested under Section 1.01 of this Agreement, the Company agrees to indemnify and hold NBSI and the NBSI affiliates harmless from and against any and all liability, damages, claims, losses, debts, demands, costs and expenses, including reasonable attorney's fees, should the Company fail to perform any of its obligations under this Agreement, and such failure to perform causes NationsBank to default under the obligations under the Master Agreement or any Lease Agreement.

     6.   SECTION 13.00.  Section 13.01 of the Master Consulting
Agreement is hereby amended in part by revising the first sentence thereof to read as follows:

          "If the Company provides any services as requested under
     Section 1.01 of this Agreement, the Company shall secure and maintain, at its own expense, throughout the entire term of this Agreement, the following insurance with the companies satisfactory and acceptable to NBSI and shall furnish to NBSI certificates evidencing such insurance prior to commencing work."

     7.   SECTION 14.01.  Section 14.01 of the Master Consulting
Agreement is hereby amended in part by revising the address for notices to NBSI to read as follows:

     If to NBSI:

     NationsBanc Services, Inc.
     c/o NationsBank, N.A.
     400 North Ashley Drive, 13th Floor
     Tampa, Florida  33602
     Attn:  Jan Russell
     Facsimile:  (813) 224-3613


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
     and to:

     NationsBanc Services, Inc.
     Corporate Contracts and Procurement
     127 N. Tryon Street
     NC1-018-02-01
     Charlotte, NC  28255

     8.   SECTION 18.01.  Section 18.01 of the Master Consulting
Agreement is hereby deleted in its entirety.

     9. EFFECTIVE DATE. The modifications contained in this Amendment shall be deemed to be effective as of March 4, 1997, and shall apply to the 41st and all subsequent Banking Centers opened by NationsBank under its Master Agreement with Winn-Dixie.

     10. MISCELLANEOUS. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Master Consulting Agreement. Except to the extent expressly amended hereby, the provisions of the Master Consulting Agreement remain in full force and effect. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of such together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Amendment and affix their respective seals hereto, all as of the date first set forth above.

(CORPORATE SEAL)                   FINANCIAL SUPERMARKETS, INC.



ATTEST:_____________________       BY: /s/ J. Alton Wingate
                                      ------------------------------------
TITLE:______________________       TITLE: President and CEO




(CORPORATE SEAL)                   NATIONSBANC SERVICES, INC.



ATTEST:_____________________       BY: /s/ Jan Russell
                                      -----------------------------------
TITLE:______________________       TITLE: Senior Vice President


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